UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2004

Paradyne Networks, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26485	75-2658219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8545 126th Avenue North

Largo, Florida 33773

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (727) 530-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

On August 3, 2004, Paradyne Networks, Inc. (the “Company”) purchased substantially all of the assets and assumed certain liabilities of Net to Net Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (“Net to Net”), Net to Net Technologies Ltd, a private limited company organized and existing under the laws of England and Wales (“Limited”) and Net to Net Technologies GmbH, a company organized and existing under the laws of Germany (together with Net the Net and Limited, the “Sellers”) pursuant to that certain Asset Purchase Agreement dated as of July 24, 2004 by and among the Company, the Sellers and for the limited purposes stated therein, certain stockholders of Net to Net, as amended by that certain Amendment No. 1 to Asset Purchase Agreement dated as of August 3, 2004. Subject to certain post-closing adjustments based upon closing working capital and closing net cash and subject to a $300,000 holdback, the Company paid approximately $2.7 million in cash to Net to Net and issued 252,282 shares of its common stock, $0.001 par value per share (the “Shares”) to Net to Net and 352,557 Shares to Mack Technologies, Inc. in satisfaction of an accounts payable due by Net to Net to Mack Technologies, Inc. that was assumed by the Company in the transaction. In addition, the Company issued a warrant to Net to Net to purchase up to 1,008,065 Shares at a purchase price of $5.95 per share, which will expire on December 31, 2005. The Company agreed to file a registration statement with respect to the Shares issued to Net to Net and Mack and with respect to the Shares available for purchase under the warrant. The purchase price was determined by arm’s length negotiations among the parties. The Company funded the cash portion of the purchase price with cash from currently available funds.

Each of the Sellers are in the business of designing, marketing and selling Ethernet-based Internet Protocol broadband access equipment, and the acquired assets and assumed liabilities related to such business. The Company intends to use the acquired assets in the same or similar manner.

Prior to the acquisition, no material relationships existed between Sellers or its stockholders and the Company, any affiliate of the Company, any director or officer of the Company or any associate of any such director or officer.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference. A copy of the press release dated August 4, 2004 announcing the completion of the acquisition of Sellers is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statement of Business Acquired.

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The financial statements required by this item are not included in this initial request on Form 8-K and will be filed by amendment not later than 60 days after the date this initial report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item are not included in this initial request on Form 8-K and will be filed not later than 60 days after the date this initial report on Form 8-K must be filed.

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
2.1	Asset Purchase Agreement dated as of July 24, 2004 by and among the Company, Net to Net Technologies, Inc., Net to Net Technologies Ltd, Net to Net Technologies GmbH and for the limited purposes stated therein, certain stockholders of Net to Net Technologies, Inc., as amended on August 3, 2004.

10.1	Registration Rights Agreement dated as of August 3, 2004 by and among the Company, Net to Net Technologies, Inc. and Mack Technologies, Inc.

10.2	Warrant dated as of August 3, 2004 between the Company and Net to Net Technologies, Inc.

99.1	Press Release dated August 4, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2004

Paradyne Networks, Inc.

/s/ Patrick M. Murphy
Patrick M. Murphy
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement dated as of July 24, 2004 by and among the Company, Net to Net Technologies, Inc., Net to Net Technologies Ltd, Net to Net Technologies GmbH and for the limited purposes stated therein, certain stockholders of Net to Net Technologies, Inc., as amended on August 3, 2004.

10.1	Registration Rights Agreement dated as of August 3, 2004 by and among the Company, Net to Net Technologies, Inc. and Mack Technologies, Inc.

10.2	Warrant dated as of August 3, 2004 between the Company and Net to Net Technologies, Inc.

99.1	Press Release dated August 4, 2004.